SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934
                            (Amendment No.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            BNH BANCSHARES, INC.

            (Name of Registrant as Specified In Its Charter)

                            John F. Trentacosta

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

    1)   Title of each class of securities to which transaction applies:
         _______________________________________________________________

    2)   Aggregate number of securities to which transaction applies:
         _______________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
         _______________________________________________________________

    4)   Proposed maximum aggregate value of transaction:
         _______________________________________________________________

    5)   Total fee paid:
         _______________________________________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:
       _______________________________________________________

   2)  Form, Schedule or Registration Statement No.:
       _______________________________________________________

   3)  Filing Party:
       _______________________________________________________

   4)  Date Filed:
       _______________________________________________________

                          BNH BANCSHARES, INC.
                           209 Church Street
                     New Haven, Connecticut 06510
                            (203) 498-3500




                                            March 22, 1996



TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders of BNH BANCSHARES, INC., which will be held at The New Haven Lawn Club,
193 Whitney Avenue, New Haven, Connecticut 06511 on Tuesday, April 23, 1996, at 10:00 a.m.

It is extremely important that your shares be represented at this meeting. Therefore, even if you expect to attend the meeting, we hope that you will sign the enclosed Form of Proxy and return it promptly in the enclosed postage paid envelope. You may revoke the Proxy later and vote personally if you are able to attend the meeting.

                                  Sincerely,


                                  [insert signature]

                                  GEORGE M. DERMER
                                  Chairman of the Board of Directors

                                  [insert signature]

                                  F. PATRICK McFADDEN, JR.
                                  President and Chief Executive Officer

                          BNH BANCSHARES, INC.
                           209 Church Street
                      New Haven, Connecticut  06510
                            (203) 498-3500


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To the Holders of
  Shares of Common Stock:

NOTICE IS HEREBY GIVEN that pursuant to the call of its directors, the Annual Meeting of Shareholders of BNH BANCSHARES, INC. (the "Company") will be held at The New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511 on Tuesday, April 23, 1996, at 10:00 a.m., for the purpose of considering and voting upon the following matters:

     1. To elect the sixteen nominees for directors listed in the Proxy Statement dated March 22, 1996 accompanying the notice of the meeting; and

     2. To approve a one-for-four reverse stock split of the Company's issued Common Stock; and

     3. To approve certain amendments to the BNH Bancshares, Inc. 1992 Stock Incentive Plan; and

     4. To ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the current fiscal year; and

     5. To transact such other business as may properly come before the meeting or an adjournment thereof.


Only those shareholders of record at the close of business on February 28, 1996 shall be entitled to notice of and to vote at the meeting.

                           By Order of the Board of Directors

                           [insert signature]

                           EVELYN R. MILLER,
                           Secretary


     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.

                                                       PRELIMINARY COPIES


                          BNH BANCSHARES, INC.
                           209 Church Street
                      New Haven, Connecticut 06510
                            (203) 498-3500


                            PROXY STATEMENT


     Approximate date of mailing to shareholders:  March 22, 1996



Introduction

     The following is a proxy statement by the Board of Directors of BNH BANCSHARES, INC. (the "Company") in connection with the solicitation of proxies for use at its Annual Meeting of Shareholders scheduled for April 23, 1996.

     At such meeting, the Company's shareholders will be asked to:
(1) elect directors; (2) approve a one-for-four reverse stock split of the Company's issued Common Stock; (3) approve certain amendments to the BNH Bancshares, Inc. 1992 Stock Incentive Plan; (4) ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the Company for the current fiscal year; and (5) transact such other business as may properly come before the Annual Meeting.

     The Company has 14,726,650 shares of Common Stock outstanding and entitled to vote at its Annual Meeting. In certain circumstances, a shareholder will be considered to be present at the Annual Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Annual Meeting. Such circumstances will exist where a shareholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not on the election of directors. Under Connecticut law, such abstentions and non-votes have the effect of a vote against the election of management's nominees.

     The Board of Directors of the Company has fixed February 28, 1996 as the record date for the determination of the shareholders entitled to vote at that Meeting. The proxies of shareholders are being solicited by the Board of Directors. A shareholder giving a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by giving written notice to the Company, by appearing at the Annual Meeting on April 23, 1996 and requesting withdrawal of the proxy, or by giving a proxy bearing a later date. If a proxy is properly signed and is not revoked by the shareholder, it will be voted at the Annual Meeting and such vote will be cast in accordance with such shareholder's direction.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, some directors, officers and regular employees of the Company's subsidiary, The Bank of New Haven (the "Bank"), without extra remuneration, may conduct solicitations by telephone and personal interview. The Company may also request brokers, custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares held of record by such persons, and will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     The Company has engaged Proxy Services, Inc. to assist it in the distribution of proxies. Pursuant to this engagement, Proxy Services, Inc. will request brokers, custodians, nominees and fiduciaries to forward proxy solicitation material to beneficial owners of shares held of record by such person. Proxy Services, Inc. will receive a fee of approximately $500, plus expenses, for such services.



                         ELECTION OF DIRECTORS
                             (Proposal 1)

Nominees

     Pursuant to the terms of the Company's Bylaws, the Board of Directors has set the size of the Board at sixteen (16) effective as of the 1996 Annual Meeting of Shareholders. Accordingly, there are sixteen
(16) nominees for election as directors of the Company at the 1996 Annual Meeting of Shareholders to serve until the next Annual Meeting of Shareholders of the Company and until their successors shall have been elected and shall have qualified. Each of the nominees, with the exception of Messrs. Crowley and Cullen and Ms. Lamont, is currently serving as a director of the Company. Richard L. Ades and Albert M. D'Onofrio, who have served as Directors of the Company and the Bank, will not stand for re-election to those positions at the 1996 Annual Meeting of Shareholders. The Company wishes to thank Mr. Ades and Dr. D'Onofrio for their years of service to the Company and the Bank.

     The persons named in the form of proxy to represent shareholders at the Annual Meeting are Theodore F. Hogan, Jr., Carl M. Porto and Cheever Tyler. In the event that any nominee for director should become unavailable for election for any reason, the persons named in the form of proxy will consult with management of the Company and use their discretion in voting the shares represented by such proxies. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting of Shareholders at which a quorum is present is required for the election of directors. The name of each nominee for director, his or her principal occupation for the previous five years, his or her other positions with the Bank and the Company, and his or her age and period of service as a director of the Company are set forth below.
The Board of Directors recommends that the shareholders vote FOR the election of the nominees for director listed below.

Name, Principal                                      Served as a
Occupation and                                       Director of
Position with the                                    the Company
Company and the Bank                      Age           Since
_______________________________       ___________    ____________

Stephen P. Ahern...............            65            1989
  Director of the Company and
  the Bank; Vice President of
  Ogden Allied Security
  Services, a private security
  service company.  Mr. Ahern
  also is a director of
  Birmingham Utilities, Inc.

Martin R. Anastasio............            54            1985
  Director of the Company and
  the Bank; Principal
  and Vice President, Weinstein &
  Anastasio, P.C., Certified
  Public Accountants

Edward M. Crowley.............             39
  President, Dichello Distributors,
  Inc., 1994 to present; General
  Sales Manager, Central
  Distributors of Beer, Inc.,
  1978 to 1993

James J. Cullen...............             48
  President & Chief Executive
  Officer, Hospital of Saint
  Raphael, August, 1991 to present;
  Executive Vice President of the
  Hospital, January, 1989 to
  August, 1991

George M. Dermer..............             78            1985
  Chairman of the Board of
  Directors of the Company and
  the Bank; Retired President,
  Kramer Fur Co., Inc.,
  Kramer Apparel, Inc. and
  Peerless Fur Mfg. Co., Inc.

Thomas M. Donegan, P.E........             54            1985
  Director of the Company and
  the Bank; President,
  Donegan and Company, Inc.
  (management consulting); President
  and Chief Executive Officer,
  Advanced Executive Aircraft, Inc.;
  Executive Vice President and Chief
  Operating Officer,
  Capital Delta Partners, Inc.
  (distributor of aircraft parts),
  from May 1, 1994 to present

Victor B. Hallberg............             66            1985
  Director of the Company and
  the Bank; President, L.G.
  Defelice, Inc., Bernhard
  Contracting Corp., Francis
  P. Ryan Corp. and related
  companies (construction-
  related companies)

Theodore F. Hogan, Jr.........             63            1985
  Director of the Company and
  the Bank; Retired; Executive
  Assistant to the Mayor, City
  of New Haven, 1992 to January,
  1994; Retired Director,
  Office of Urban Affairs,
  Southern New England
  Telephone Co.

Karl J. Jalbert...............             69            1989
  Director of the Company and
  the Bank; President of
  Connecticut Equities Group
  and Jalco Properties
  (investment companies)

Jean G. Lamont...................          51
  Head of School, The Foote
  School, New Haven, July 1,
  1992 to present; Head of the
  Upper School, The Allen-
  Stevenson School, New York,
  NY, September 1, 1981 to
  June 30, 1992

Lawrence M. Liebman...........             65            1985
  Director of the Company and
  the Bank; Former Attorney-at-Law (retired
  August, 1995); Private Investor;
  Chairman, U.S. Reduction Company
  (secondary aluminum smelting
  company); trustee of various
  Blanchard mutual funds

F. Patrick McFadden, Jr.......             58            1989
  President, Chief Executive
  Officer and director of the
  Company and the Bank.  Mr. McFadden
  also is a director of The United
  Illuminating Company.

Carl M. Porto.................             53            1988
  Director of the Company and
  the Bank; Attorney-at-Law,
  Principal, Parrett, Porto,
  Parese & Colwell, P.C.

Vincent A. Romei..............             62            1985
  Director of the Company and
  the Bank; General
  Partner, Colony Inn Hotel;
  Partner, Bernhard Associates
  (real estate); formerly Executive
  Vice President of the Bernhard
  Group (construction-related
  companies), 1965 to 1991

Stanley Scholsohn.............             65            1985
  Director of the Company and
  the Bank; Former
  Secretary-Treasurer, Star
  Services, Inc. (health and
  beauty aid distributors)

Cheever Tyler.................             58            1989
  Director of the Company and
  the Bank; President, Partnership
  for Connecticut Cities and The
  Nonprofit Strategies Group, 1994
  to present; Attorney-at-law, Former
  Partner, Wiggin & Dana



                            SECURITY OWNERSHIP

     The following table sets forth information as of February 28,1996 with respect to those persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:


Name and Address                 Amount and Nature of         Percent of
of Beneficial Owner              Beneficial Ownership (a)     Class (b)
_____________________________    ________________________     __________

Cumberland Associates                1,260,000 (c)              8.56%
 1114 Avenue of the Americas
 New York, NY  10036

Heine Securities Corporation         1,323,000 (d)              8.98%
 51 John F. Kennedy Parkway
 Short Hills, NJ  07078

Kennedy Capital Management, Inc.       800,000 (e)              5.43%
 425 N. New Ballas Road
 St. Louis, MO  63141

------------

(a) Unless otherwise indicated, each person has sole voting and sole dispositive power with respect to the shares shown.

(b) The percentages shown are calculated on the basis of the number of outstanding shares of the Company's Common Stock on February 28, 1996.

(c) Cumberland Associates is a limited partnership engaged in the business of managing, on a discretionary basis, ten securities accounts. According to information provided to the Company, Cumberland Associates exercises sole dispositive and voting power with respect to 1,075,000 shares and shared dispositive and voting power with respect to 185,000 shares.

(d) Heine Securities Corporation ("HSC") is an investment advisor registered under the Investment Advisors Act of 1940. One or more of HSC's advisory clients is the legal owner of the shares shown. HSC has sole dispositive and voting power with respect to shares pursuant to investment advisory agreements with its clients.

(e) Kennedy Capital Management, Inc. is an investment advisor with discretionary accounts for investment purposes. According to its
Schedule 13G filed with the Securities and Exchange Commission ("SEC") on February 8, 1996, Kennedy Capital Management, Inc. exercises shared dispositive and voting power with respect to the shares shown.

     The following table sets forth for each director, nominee for director and for each Named Executive Officer (see page ___) information pertaining to his or her beneficial ownership of the Company's Common Stock as of February 28, 1996. Each such person has sole investment power and voting power over shares beneficially owned except where shared ownership is indicated below.

                                   Amount and
                                   Nature of
                                   Beneficial
                                   Ownership of            Percent of
Name                               Common Stock            Common Stock
_______________________________    ____________            ____________

Richard L. Ades................    32,027 (a)*                **

Stephen P. Ahern...............    30,127 (b)*                **

Martin R. Anastasio............    81,449 (c)*                **

Edward M. Crowley.............      1,000                     **

James J. Cullen...............       ---                      **

George M. Dermer..............     64,139 (d)*                **

Thomas M. Donegan, P.E........      8,843 (e)*                **

Albert M. D'Onofrio...........     40,913 (f)*                **

Victor B. Hallberg............    164,000 (g)*                1.11%

Theodore F. Hogan, Jr.........     28,097 (h)*                **

Karl J. Jalbert...............    206,777    *                1.40%

Jean Lamont...................       ___

Lawrence M. Liebman...........     66,494 (i)*                **

F. Patrick McFadden, Jr.......     31,017 (j)                 **

Carl M. Porto.................     78,820 (k)*                **

Vincent A. Romei..............    166,801 (l)*                1.13%

Stanley Scholsohn.............     66,158 (m)*                **

Cheever Tyler.................     10,800 *                   **

John F. Trentacosta...........      7,270 (n)                 **

________________

 * Includes 4,000 shares under stock options that are exercisable within sixty days.

**     Beneficially owns less than one percent (1%) of the Company's
Common Stock then outstanding.

(a) Includes 7,802 shares owned by Mr. Ades' wife and 6,978 shares in the aggregate held in trust for members of Mr. Ades' family in which Mr. Ades shares voting and investment power.

(b) Includes 1,127 shares owned by Ahern Family Limited Partnership, of which Mr. Ahern is a general partner.

(c) Includes 15,277 shares owned by Weinstein & Anastasio, P.C. Pension Plan and 25,500 shares owned by Weinstein & Anastasio, P.C. Profit Sharing Plan, for both of which Mr. Anastasio is a Trustee for which he shares voting and investment power, 3,686 shares owned in the aggregate by members of Mr. Anastasio's family and 32,986 shares owned by Mr. Anastasio's wife in which Mr. Anastasio does not have voting and investment power.

(d) Includes 33,312 shares owned by Mr. Dermer's wife in which Mr. Dermer shares voting and investment power.

(e) Includes 336 shares owned jointly by Mr. Donegan with his wife, 4,171 shares held in a retirement fund, 168 shares in an individual retirement account ("IRA") for Mr. Donegan's benefit and 168 shares in an IRA for Mrs. Donegan's benefit.

(f)  Includes 23,377 shares in an IRA for Dr. D'Onofrio's benefit.

(g) Includes 126,334 shares in an IRA for Mr. Hallberg's benefit and 7,666 shares owned by Mr. Hallberg's wife.

(h) Includes 17,473 shares owned jointly by Mr. Hogan and his wife and 3,135 shares owned by his wife in which Mr. Hogan shares voting and investment power.

(i) Includes an aggregate of 35 shares owned by Mr. Liebman as custodian for his son and 1,409 shares in an IRA for Mr. Liebman's benefit.

(j) Includes 26,381 shares under stock options that are exercisable within sixty days, 3,551 shares held in various retirement funds for Mr. McFadden's benefit, 211 shares allocated to Mr. McFadden through his contributions and the Company's matching contributions to the Company's 401(k) Profit Sharing Plan, 110 shares owned by Mr. McFadden's son, over which Mr. McFadden has no voting or investment power.

(k) Includes 6,574 shares owned by the Porto Tire and Auto Pension Plan of which Mr. Porto is Trustee and 25,642 shares owned by the Parrett, Porto, Parese & Colwell Pension Profit Sharing Plan, 33,269 shares owned by the Carl Porto, Grantor, Retained Income Trust, of which Mr. Porto is Trustee, and 261 shares in an IRA for the benefit of Mr. Porto and his wife.

(l) Includes 57,000 shares owned jointly by Mr. Romei and his wife and 84,426 shares in an IRA for the benefit of Mr. Romei.

(m) Includes 48,810 shares in the aggregate owned by Mr. Scholsohn's family, and 13,348 shares in the aggregate held in trust for members of Mr. Scholsohn's family.

(n) Includes 6,770 shares under stock options that are exercisable within sixty days and 500 shares allocated to Mr. Trentacosta through his contributions and the Company's matching contributions and the Company's matching contributions to the Company's 401(k) Profit Sharing Plan.

     Including the shares beneficially owned by the nominees as shown in the preceding table, all of the executive officers and directors of the Company as a group (23 persons) owned beneficially as of February 28,1996, 1,121,542 shares of the Company's Common Stock, including 113,835 shares under options that are exercisable within sixty days of February 28, 1996, representing 7.56% of the Company's Common Stock then outstanding.


                  MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company met nine times during 1995 and, together with three additional individuals, served as members of the Board of Directors of the Bank. The Bank Board met 12 times during the year. Each incumbent director of the Company or the Bank, with the exception of Messrs. Ades, Hallberg, Scholsohn and Tyler, attended 75% or more of the total of meetings of the Boards of Directors and meetings of all Committees of the Boards on which he or she served during 1995. Members of all Committees are elected annually. During 1995, the Company's and the Bank's Boards of Directors maintained the Committees referred to below in addition to the Compliance Committee and Loan Committee of the Bank's Board of Directors.

     The Company's Executive Committee presently consists of
Messrs. Dermer, Jalbert, Liebman, McFadden, Porto, Romei and Scholsohn. In addition to the foregoing individuals, the Bank's Executive Committee includes Thomas J. Cahill and John F. Trentacosta. The Executive Committee generally acts on behalf of the Board of Directors. Members of the Executive Committee are ex officio members of all committees of the Board of Directors, except the Salary and Benefits Committee. The Executive Committee met 13 times during 1995.

     The Company's Audit Committee presently consists of Messrs. Porto, Ades, Hogan, Romei and Tyler. The Bank's Audit Committee is comprised of the same individuals. The Audit Committee is responsible for reviewing the operations and financial position of the Company and the Bank. The Audit Committee met five times during 1995.

     The Company's Salary and Benefits Committee presently consists of Messrs. Jalbert, Dermer, Hallberg, Hogan, Liebman, Porto, Romei and
Dr. D'Onofrio. The same individuals serve as the members of the Bank's Salary and Benefits Committee. The Salary and Benefits Committee is responsible for approving compensation for the Bank's executive officers and administering the employee and director stock compensation plans. The Salary and Benefits Committee met seven times in 1995.

     The Nominating Committees of the Company and the Bank presently consist of Messrs. Dermer, Jalbert and Porto. The Nominating Committees consider candidates for nominees as directors of the Company and the Bank. The Nominating Committee met once during 1995. The Nominating Committee will consider nominees recommended by shareholders but has no formal procedure for considering nominees recommended by shareholders.


                    COMPENSATION OF DIRECTORS

     During the period January 1 through August 14, 1995, for each Bank Board meeting attended, non-employee directors received $250. The Chairman of the Board and the Chairman of the Audit and Loan Committees each received a $150 per month retainer. The Chairman of the Compliance Committee received a monthly retainer of $500 for the months of January through May. Each non-employee director received $100 for each committee meeting of the Board attended, with the exception of Executive Committee meetings. All six non-employee members of the Executive Committee received a monthly retainer of $450. In addition, Chairmen of the various committees other than Loan, Audit and Compliance Committees received $150 for each meeting chaired in addition to a $100 attendance fee. Effective August 15, 1995, directors' fees were increased to $350 for each Bank Board meeting attended and $150 for each committee meeting attended.

Stock Option Plan for Non-Employee Directors

     At the 1992 Annual Meeting of Shareholders, the shareholders of the Company approved the adoption of the BNH Bancshares, Inc. Stock Option Plan for Non-Employee Directors (the "Director Option Plan"). The Director Option Plan is administered by the Salary and Benefits Committee of the Board of Directors.

     Commencing on June 30, 1992 and on each June 30th thereafter during the 10-year term of the Director Option Plan, each non-employee director of the Company is granted a non-qualified stock option to purchase 1,000 shares of the Company's Common Stock (the "Annual Options"). The exercise price for each Annual Option is the greater of the fair market value of the Company's Common Stock on the date of grant or the par value of the Common Stock on the date of exercise. Annual Options are exercisable in full following six months from their grant date and expire ten years from the grant date. However, Annual Options become immediately exercisable in full upon the director's withdrawal from the Board of Directors due to death, disability or retirement as defined in the Director Option Plan. Payment of the exercise price may be made in cash, previously acquired shares of Common Stock equal in value to the exercise price or a combination of cash and Common Stock.

     The Director Option Plan also provides that each non-employee director of the Company may elect to receive non-qualified stock options (the "Deferred Compensation Options") in lieu of all or part of the retainers and fees payable to the director for service on the Board of Directors and the Board of Directors of any subsidiary of the Company and their respective committees ("Compensation").

     As of February 28, 1996, 57,000 shares of Common Stock were reserved for issuance upon the exercise of outstanding Annual Options at exercise prices ranging from $1.25 to $1.50 per share and 311,644 shares remain available for grants of awards under the Director Option Plan in 1996, subject to adjustment for stock splits or similar capitalization changes. None of the directors have elected to receive Deferred Compensation Options in lieu of Compensation. Shares subject to options which lapse without having been exercised become available for new grants.

     The Board of Directors may discontinue or amend the Director Option Plan at any time. However, without shareholder approval, the Board of Directors may not amend the Director Option Plan to increase the number of shares of Common Stock as to which options may be granted annually under the Plan, modify the requirements for participation in the Plan, extend the term of the Plan or the option periods provided therein, or decrease the option price or otherwise materially increase the benefits under the Plan. The Director Option Plan may not be amended more often than once every six months except to comply with changes in tax laws.

The 1985 Warrant Plan for Directors

     In 1985, the Company adopted the 1985 Warrant Plan for Directors of the Company (the "Warrant Plan"), which has expired. On October 16, 1995 warrants for 183,219 shares of Common Stock authorized for issuance under the Warrant Plan which had a per share exercise price of $9.81 after adjustments for stock splits and stock dividends also expired. No warrants have been granted or exercised under the Warrant Plan during the last three fiscal years.


                   COMPENSATION OF EXECUTIVE OFFICERS

     All of the executive officers of the Company are currently officers of the Bank. The Company has no existing plan or arrangement to pay any remuneration to such officers in addition to the compensation that they will receive from the Bank in their respective capacities as officers of the Bank. The table below sets forth a summary for the last three (3) fiscal years of the cash and non-cash compensation paid or awarded by the Bank to the Chief Executive Officer and the Chief Financial Officer, who were the only two executive officers whose total annual salary and bonus for 1995 exceeded $100,000 (the "Named Executive Officers").


                       SUMMARY COMPENSATION TABLE

                                                     Long Term
                                                     Compensation
                              Annual Compensation    Awards (1)
  (a)                    (b)    (c)        (d)          (e)           (f)


  Name                                                              All Other
  and                                                               Compen-
Principal                      Salary     Bonus                     sation
Position                 Year  ($)        ($)          Options (#)  ($)
________________________ ____  ______     __________   ___________  _________

F. Patrick McFadden, Jr.
 President and Chief
 Executive Officer       1995  177,028    34,200 (2)   62,182 (3)   6,365 (6)
                         1994  160,903     ---          ---         5,460 (6)
                         1993  160,900    61,463 (4)   32,821 (5)   4,880 (6)


John F. Trentacosta
 Executive Vice
 President and Chief
 Financial Officer       1995  102,217    12,750 (2)   29,673 (3)   2,044 (7)
                         1994   96,704     ---          ---          ---
                         1993   87,404     ---          7,155 (5)    ---


(1) Although the BNH Bancshares, Inc. 1992 Stock Incentive Plan (the "1992 Stock Incentive Plan") permits grants of restricted stock, freestanding stock appreciation rights and shares of Common Stock, cash or a combination thereof contingent upon the attainment of certain performance criteria, no grants of these incentives have been made.

(2) Annual bonuses received under the Company's Annual Incentive Bonus Plan are reported in the year earned, although paid in the subsequent year.

(3) Non-qualified stock options were granted pursuant to the Company's 1992 Stock Incentive Plan on August 15, 1995 with an exercise price equal to $1.375 during the first year of the option, $1.49 during the second year of the option, $1.62 during the third year of the option, $1.75 during the fourth year of the option, and $1.90 during the fifth year of the option. The options expire on August 14, 2000 and are exercisable to the extent of one-half of the number of shares on and after August 15, 1996 with the remaining one-half exercisable on or after August 15, 1997, subject to acceleration in the event of a change in control of the Company as defined in such option agreements.

(4) The $25,000 bonus paid in 1993 was subject to forfeiture if during 1994 Mr. McFadden resigned or was dismissed for reasons related to his performance. The remaining portion of the bonus paid in 1993 ($36,463) represents the last installment of the bonus payable under Mr. McFadden's prior employment agreement, which expired in 1991 and which entitled Mr. McFadden to receive $145,850, payable in installments of 25% per year commencing February 15, 1990.

(5) Non-qualified stock options were granted pursuant to the Company's 1992 Stock Incentive Plan on December 15, 1993 with an exercise price equal to 50% above the fair market value on the date of grant. These options expire on December 14, 1998 and are exercisable to the extent of one-third of the number of shares on or after December 15, 1994 and an additional one-third of such shares on or after each successive anniversary of the grant date.

(6) Premiums paid by the Company for term life insurance, of which Mr. McFadden's estate is the beneficiary and the Company's matching contribution to the Company's 401(k) Profit Sharing Plan for 1995.

(7) Consists of the Company's matching contribution to the 401(k) Profit Sharing Plan for 1995.


Employment and Change in Control Agreements

     Mr. McFadden has entered into an employment agreement with the Bank as of May 1, 1993 which provides that he will serve as President and Chief Executive Officer of the Company and the Bank for a base salary of $160,000 per year (a reduction of $20,000 from his 1992 base salary of $180,000). Unless earlier terminated by Mr. McFadden or the Bank in accordance with the provisions of that agreement, the term of the agreement will be for a period of one year and on the first day of each month such term will automatically be extended for a period of one year unless either party gives written notice that the agreement will not be automatically so extended. In the event the Bank terminates the agreement for cause (which is defined as gross malfeasance or gross neglect of duty), or if Mr. McFadden terminates the agreement for any reason other than those specifically described below, Mr. McFadden will be entitled to any unpaid base salary through the date of termination.
If the Bank terminates the agreement for any reason other than for cause, Mr. McFadden will be entitled to all unpaid base salary through the remaining term of the agreement and any unpaid bonuses. If Mr. McFadden terminates the agreement as a result of not being re-elected a director of the Bank or the Company or for good reason (which is defined to include an adverse change in his duties, failure by the Bank to provide salary or other benefit payments on a timely basis, relocation of the principal office of the Bank outside Connecticut or action by the Bank under certain circumstances to diminish substantially the value of Mr. McFadden's awards or benefits under the Bank's benefit plans or policies), Mr. McFadden will be entitled to all unpaid base salary through the remaining term of the agreement and any unpaid bonuses.

     In addition, Messrs. McFadden and Trentacosta and four other executive officers of the Bank have entered into Severance Agreements with the Bank which provide for the payment of termination benefits in the event of a change in control (as defined in the Severance Agreements). In the event that there is an involuntary termination of Mr. McFadden's or Mr. Trentacosta's employment (as defined in the Severance Agreement to include such Officer's election to terminate his employment under certain circumstances and to exclude termination due to death, disability or retirement or termination for cause as defined therein) within one year prior to the change in control or within the two year period following a change in control, such officer will receive a lump sum payment equal to three times his annual salary during the 12 months preceding the date of termination or the 12 months preceding the date of the change in control, whichever is greater, in addition to a continuation of certain employee benefits for a period of one year following termination of employment.

     The following table sets forth information on grants of stock options pursuant to the Company's 1992 Stock Incentive Plan during the fiscal year ended December 31, 1995 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table above. No stock appreciation rights have been granted under the 1992 Stock Incentive Plan and no options or stock appreciation rights have been granted under the BNH Bancshares, Inc. Stock Option Plan (the "1986 Option Plan") during 1995.

                   OPTION GRANTS IN LAST FISCAL YEAR


                              Individual Grants (1)

                                        Percent
                            Number of   of Total
                            Securities  Options
                            Underlying  Granted to   Exercise
                            Options     Employees    Price     Expiration
    Name                    Granted #   in 1995      ($/sh)    Date
_________________________   _________   __________   ________  ___________

F. Patrick McFadden, Jr.    62,182         40%          (1)      8/14/2000
John F. Trentacosta         29,673         19%          (1)      8/14/2000


                                   Potential Realizable Value at
                                   Assumed Annual Rates of Stock
                                   Price Appreciation for 5 Year
                                   Option Terms (2)

    Name                                5%              10%
_________________________          _____________________________

F. Patrick McFadden, Jr.              23,318.25        51,921.97
John F. Trentacosta                   11,127.37        24,776.95




(1) Non-qualified stock options were granted pursuant to the Company's 1992 Stock Incentive Plan on August 15, 1995. The options expire on August 14, 2000 and are exercisable to the extent of one-half of the number of shares on and after August 15, 1996 with the remaining one-half exercisable on or after August 15, 1997, subject to acceleration in the event of a change in control of the Company as defined in such option agreements. The options have an exercise price equal to $1.375 during the first year of the option (the fair market value of the Common Stock on the grant date), $1.49 during the second year of the option, $1.62 during the third year of the option, $1.75 during the fourth year of the option, and $1.90 during the fifth year of the option. The 1992 Stock Incentive Plan contains a provision which permits withholding taxes to be paid in cash, with previously owned shares or by withholding cash or shares from distributions of cash or stock awards, as the case may be.

(2) Potential realizable values are computed based upon the difference between the assumed annual rates of stock price appreciation and the exercise price in effect during the first year of the option of $1.375 (such options were not exercisable except in the event of a Change in Control). In future years, as the option exercise price increases, realizable gains will decrease accordingly. See Note 1 above.

     The following table sets forth information concerning the fiscal year-end value of unexercised options to purchase the Company's Common Stock granted to the Named Executive Officers under the 1986 Option Plan and the 1992 Stock Incentive Plan. The Named Executive Officers did not exercise any stock options during 1995.


                     FISCAL YEAR-END OPTION VALUES

(a)                               (b)                    (c)

                                  Number of              Value of
                                  Shares Underlying      Unexercised
                                  Unexercised            In-the-Money
                                  Options at             Options at
                                  December 31, 1995      December 31, 1995
                                  (#) Exercisable/       ($) Exercisable/
Name                              Unexercisable          Unexercisable (1)
____                              _________________      _________________

F. Patrick McFadden, Jr.          26,381/73,122              0/$31,091

John F. Trentacosta                6,770/32,058              0/$14,837


_____________________

(1) The option exercise prices for exercisable options were greater than the average of the high and low prices of the Company's Common Stock as quoted on the Nasdaq National Market tier of The Nasdaq Stock Market on December 29, 1995. For unexercisable options (which were not exercisable except in the event of a Change in Control), based upon the difference between the exercise price in effect during 1995 and the last sales price of $1.875 for the Company's Common Stock as quoted on the Nasdaq National Market tier of The Nasdaq Stock Market on December 29, 1995. The exercise price of such options increases on each anniversary of their grant date.


Compensation Committee Interlocks and Insider Participation

     The Salary and Benefits Committee of the Bank approved base salaries for executive officers of the Bank for 1995, and administers and grants awards under the Company's stock compensation plans. The following non-employee directors served on the Salary and Benefits Committee during the last fiscal year: Messrs. Dermer, Hallberg, Hogan, Jalbert, Liebman, Porto and Romei and Dr. D'Onofrio. The Company has retained Mr. Porto and Mr. Liebman or the law firms with which they were affiliated during 1995 and the Company intends to retain Mr. Porto and his firm during 1996. Mr. Liebman retired from the practice of law during 1995.


                    SALARY AND BENEFITS COMMITTEE
              REPORT ON EXECUTIVE COMPENSATION FOR 1995

     Notwithstanding anything to the contrary contained in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference future filings in whole or in part, including this Proxy Statement, the following report and the Performance Graph immediately following the report shall not be incorporated by reference into any such filings.

     The Salary and Benefits Committee of the Bank (the "Committee") makes this report on executive compensation for the fiscal year ended December 31, 1995. The Committee was solely responsible for approving the total compensation of the Bank's executive officers during 1995 and is composed entirely of outside directors.

     The objective of the Company's executive compensation program is to attract, motivate and retain key executives and to reward them based on Company and individual performance. In particular, the compensation program is designed to reward executive initiatives that enhance the strategic position of the Company and that result in increases in shareholder value.

     Total executive compensation generally consists of three components: base salary, annual incentives in the form of cash bonuses and equity participation in the form of stock options. The Committee makes ongoing reviews of each of these components in light of the specific criteria described below and approves the amount and specific terms of each component in a manner designed to meet the overall objectives of the Company.


Base Salary. The base salaries of the Bank's executive officers are determined by two factors: the salaries for similar positions in financial institutions in the Northeast with comparable asset size and by the executive's performance and contribution to the Company relative to specific goals that have been set by the President and CEO and approved by the Committee at the onset of the fiscal year. In determining competitive salaries in the marketplace, the Committee examines survey information that compares each executive's base salary to executives who perform similar duties at other financial institutions, primarily banks, located in the Northeast with assets between $250 million and $500 million (the "peer group"). The Committee's philosophy is to pay salaries to high performing executives that are equivalent to the average base compensation of executives who have similar employment responsibilities within the peer group. Performance adjustments to base salaries, if any, are recommended by the President and CEO and presented to the Committee for review and approval. Each executive's performance for the year is evaluated by the President and CEO on the basis of three strategic initiatives of the Bank, namely (1) continued reduction in classified assets and Other Real Estate Owned, (2) growth in loan originations, and (3) continued development of the retail deposit business. At the end of 1995, the Committee approved increases averaging 4.4% in executive base salaries (excluding the President and CEO) for 1996 funded through a Bank-wide merit pool. The size of the merit pool was established on the basis of an estimate of the extent to which base salaries, including the base salaries of executive officers other than the CEO, are expected to change, on average, during 1996, based on surveys of national consulting firms of base salaries paid primarily to Connecticut companies. These merit increases allow executives to be compensated at their respective average comparative base salary, as adjusted for their individual accomplishments and unique contributions to the Bank in the strategic areas described above.

Annual Incentives. The BNH Bancshares, Inc. Annual Incentive Bonus Plan (the "Bonus Plan") is designed to promote the long-term success of the Company by providing for the payment of annual cash bonuses to selected key employees (6 in 1995) upon the achievement of performance goals established by the Committee at the beginning of the Plan year. The target awards, expressed as percentages of base salaries payable if target performance levels are reached, were determined by an outside compensation consultant and reflect the amount of annual bonuses paid to executives with similar responsibilities in the peer group.

Subject to adjustment by the Committee, actual awards may range from zero to 143 percent of the target award based upon performance levels. The Committee determined that for 1995 the Company's Return on Average Equity (before taxes and extraordinary items such as tax credits) ("ROAE") was the sole performance criteria to measure executive officer performance under the Bonus Plan. For the Named Executive Officers, the annual bonuses paid under the Bonus Plan are set forth in the Summary Compensation Table on page __ and reflect a payment of 100 % of the target award amount. It is the Committee's belief that target awards should be paid only when (1) rigorous performance goals have been met and
(2) the awards can be funded through achievement of the goals set under the Bonus Plan.

Equity Participation. Equity participation is designed to align the interests of management and investors, to encourage the proper balance in the pursuit of short- and long-term objectives, and to reward management only when shareholders benefit. Thus, stock options, which tie the executives' compensation to the price of the Company's Common Stock, are granted in such frequency and size so as to remain at the average level of option awards to executives with similar responsibilities at other institutions as determined by national surveys of company practices. The Committee approved the stock option grants to executives in 1995. The option awards made to the Named Executive Officers are shown in the Table on page __. The options have a five-year life, with one-half of the options exercisable on the first anniversary of the grant date and one-half exercisable on the second anniversary. In keeping with the Committee's philosophy that executives be compensated only for performance that can be reasonably attributed to their efforts, the options' exercise price increases from the initial exercise price of $1.375 (the fair market value of the Company's Common Stock on the grant date) 8.4% on each anniversary of the option grant date over the five-year term of the option (which is equivalent to a 50% shareholder return over the five year period). Thus, executives derive value from the options only when they outperform these standards.

CEO Compensation

     Mr. McFadden's base salary, annual bonus and stock option award in 1995 are set forth in Tables on pages __ and __. The criteria governing the amounts of the compensation components paid to Mr. McFadden for 1995 are the same as those governing other executive officers of the Bank for 1995 which are described above. The bonus award was specifically contingent upon the Bank's level of achievement on ROAE, and the potential value of the stock option award depends upon the ability of management to enhance the value of the Company's Common Stock over time. The size of the target bonus awards and stock options grants are determined by reference to compensation surveys prepared by an
independent consultant as described above.   The Committee approved a
5.8% increase to Mr. McFadden's base salary for 1996. In making its decision, the Committee considered two factors: (1) Mr. McFadden's base salary in relation to the base salaries of CEO's within the peer group, and (2) his 1995 performance in the three strategic areas described
above.   Again, it is the Committee's philosophy to keep salaries at average levels while recognizing special contributions and accomplishments. In recommending an increase in Mr. McFadden's base salary, the Committee specifically cited a number of key Bank achievements, including, but not limited to, the following: increased earnings and stock price; decreased classified assets and Other Real Estate Owned; improved bank regulatory ratings, including replacement of a Cease and Desist Order with a less stringent Memorandum of Understanding as stipulated among the Bank, the Federal Deposit Insurance Corporation and the Banking Commissioner of the State of Connecticut, and managerial adroitness in retaining critical talent throughout the Bank. Mr. McFadden's base salary for 1996 falls within the average range of base salaries for CEO's in the peer group.

     The Committee does not believe that the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of compensation in excess of $1 million in any year paid to the executive officers named in the Company's proxy statement, will have any impact upon the Company.


The Salary and Benefits Committee

Karl J. Jalbert
George M. Dermer
Albert M. D'Onofrio
Victor B. Hallberg
Theodore F. Hogan, Jr.
Lawrence M. Liebman
Carl M. Porto
Vincent A. Romei


                         PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market (U.S.) and Nasdaq Bank Stocks for the period of five fiscal years commencing December 31, 1990 and ended December 29, 1995. The total return assumes the reinvestment of dividends.

                                CHART

     COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG BNH
BANCSHARES, INC., NASDAQ STOCK MARKET AND NASDAQ BANK STOCKS

       -- Graphical Representation of Data Table Below --



                         FISCAL YEAR ENDED DECEMBER 31

            12/31/90   12/31/91  12/31/92  12/31/93  12/30/94  12/29/95
            ________   ________  ________  ________  ________  _______

BNH
Bancshares
Inc.         100.00     45.83     32.30      45.83     33.33     62.50

Nasdaq
Stock
Market       100.00    164.09    186.87     214.51    209.69    296.30

Nasdaq
Bank
Stocks       100.00    160.56    238.85     272.39    271.41    404.35


                    RELATED PARTY TRANSACTIONS

     The Bank has made loans to and had other transactions in the ordinary course of business with directors and officers and members of the immediate family of, and business entities associated with, such persons. The Board of Directors of the Bank believes that the terms of all such loans and other transactions, including interest rates, collateral and repayment terms, were fair and equitable and were substantially the same as terms prevailing at the time for comparable transactions with others, and that such loans and other transactions did not involve more than normal risks of collectibility or present other unfavorable features.

     The Bank expects to have in the future banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not affiliated with the Bank.

     The Company and its subsidiaries retained Lawrence M. Liebman, Esquire and Carl M. Porto, Esquire, or law firms with which they were affiliated, during 1995. The Company and its subsidiaries intend to retain Mr. Porto or the law firm with which he is affiliated during 1996. Mr. Liebman retired from the practice of law during 1995. Messrs. Liebman and Porto currently are directors of the Company and the Bank.

     Mr. Liebman is also the owner of Kramer's Inc., a women's apparel store, which in 1991 filed a petition seeking protection under Chapter 11 of the United States Bankruptcy Code, which proceeding has now been concluded.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Officers, directors and ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     To the Company's knowledge, based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and ten percent (10%) beneficial owners were complied with, except that Mr. Liebman inadvertently failed to report the transfer during 1993 of certain shares held by him as custodian for his son to his son directly, and Mr. Candido (an executive officer of The Bank of New Haven) failed to report the purchase of certain shares in October, 1995 for his sons. As a result, Mr. Liebman and Mr. Candido each made a Form 4 filing to reflect these transactions.


              APPROVAL OF A ONE-FOR-FOUR REVERSE STOCK SPLIT
                   OF THE COMPANY'S ISSUED COMMON STOCK

                              (Proposal 2)

     The Company's shareholders are being asked to approve the following resolution adopted by the Company's Board of Directors:

     RESOLVED, that, subject to receipt of the approval of the affirmative vote of the holders of the majority of the voting power of the shares of Common Stock represented at the Annual Meeting, effective on the close of business on May 1, 1996 (the "Effective Time"), the Company shall effectuate a one-for-four reverse stock split whereby each shareholder of record on that date will be deemed to hold one share of Common Stock for every four shares held by such shareholder immediately prior to the Effective Time and the Company shall pay in cash the fair value of fractional shares, as determined in accordance with a valuation formula approved of by the Company's Chief Financial Officer.

Under the Company's Amended Certificate of Incorporation, the Company's authorized capitalization consists of 30,000,000 shares of Common Stock, without par value, of which, as of February 28, 1996, there are outstanding 14,726,650 shares and 19,106 shares held in treasury. Under the Company's Amended Certificate of Incorporation, shareholders have no preemptive rights. In addition, as of February 28, 1996, an aggregate of 674,744 shares of Common Stock are authorized for issuance under outstanding and future awards pursuant to the BNH Bancshares, Inc. 1992 Stock Incentive Plan, the BNH Bancshares, Inc. Stock Option Plan and the BNH Bancshares, Inc. Stock Option Plan for Non-Employee Directors (the "Benefit Plans"). The Company is seeking shareholder approval of certain amendments to the 1992 Stock Incentive Plan, including an increase in the number of shares of Common Stock authorized for issuance under that Plan. See Proposal 3 of this Proxy Statement.

     If the proposed reverse stock split is approved by shareholders, the reverse stock split will be effective at the close of business on May 1, 1996 (the "Effective Time") and each holder of record of Common Stock immediately prior to the Effective Time will be deemed to hold one share of Common Stock for every four shares held by such shareholder immediately prior to the Effective Time. The proposed reverse stock split will not decrease the number of authorized shares of the Company's Common Stock and will not affect the voting or other rights of Common Stock. Shareholders will be required to exchange their existing stock certificates for new stock certificates by surrendering their existing stock certificates to the Company's transfer agent. In lieu of issuing fractional shares, the Company will pay in cash the fair value of fractional shares, as defined below.

The Purpose and Anticipated Effect of the Reverse Stock Split

     In making its decision to approve and recommend the reverse stock split, the Board of Directors believes that the relatively low per share market price of the Company's Common Stock may impair the acceptability of the Common Stock to certain institutional investors and other members of the investing public. As of February 28, 1996, the last sales price of the Company's Common Stock on The Nasdaq National Market tier of the Nasdaq Stock Market was $2.00 per share. While the number of shares outstanding should not, by itself, effect the marketability of a stock, the type of investor who acquires it or the company's reputation in the financial community, the Board of Directors believes that, in practice, this is not necessarily the case as certain investors view low price stock as unattractive or, as a matter of policy are precluded from purchasing low priced shares. In addition, certain brokerage houses, as a matter of policy, will not extend margin credit on stocks trading at low prices. Furthermore, the Board of Directors believes that more retail investors might be interested in the Company's Common Stock if transaction costs related to buying and selling the stock could be lowered. At a lower per share price, the typical brokerage commission is generally higher as a percentage of the total transaction amount than would be the commission at a higher trading price. However, the reverse stock split may result in a shareholder owning an odd lot of Common Stock. Shareholders may incur higher transactional costs to trade an odd lot of Common Stock than would be incurred to trade a round lot of 100 shares. Shareholders should consult with their brokers concerning such transactional costs.

     While the impact of the reverse stock split on the market value of the shares of the Company's Common Stock cannot be predicted with certainty, it is expected that the reverse stock split would initially result in the market price of each share of Common Stock being approximately four times the price per share prevailing immediately prior to the Effective Time, although the market price of all shares held by a particular shareholder would remain approximately the same. No assurance, however, can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of shares outstanding as a result of the reverse stock split nor can assurance be given that the reverse stock split will have the effects anticipated by the Board of Directors as noted above.

     As of February 28, 1996, there were approximately 2,000 shareholders of record of the Company's Common Stock. Each shareholder's percentage ownership of the Common Stock will not be altered by the proposed reverse stock split except for the effect of the elimination of fractional shares. The Company does not anticipate that the reverse stock split will result in a significant reduction in the number of holders of record of the Common Stock. The reverse stock split will not change the Company's status as a registered company under the Securities Exchange Act of 1934, as amended, or the qualification for trading the Common Stock on the Nasdaq National Market tier of The Nasdaq Stock Market. The Company estimates that it will cost less than $3,000.00 to pay for fractional shares, which amount will be charged against the Company's Capital Surplus Account as permitted under Connecticut law.

     Following the Effective Time, the number of outstanding shares of the Company's Common Stock would be approximately 3,681,662 shares (assuming no additional shares of the Company's Common Stock have been issued prior to the Effective Time since February 28, 1996), with approximately 4,776 shares held in treasury. Shares subject to outstanding awards and reserved for issuance under the Benefit Plans will be adjusted to account for the reverse stock split in accordance with the terms of such plans. The Company would have approximately 26,381,338 shares of authorized but unissued shares of Common Stock. Subject to limitations of Connecticut law and other applicable laws and regulations (including those requiring shareholder approval for certain transactions under the rules of the National Association of Securities Dealers, Inc.), the Board of Directors will have authority, on behalf of the Company, to issue all or a portion of such authorized but unissued and unreserved shares without a further amendment to the Amended Certificate of Incorporation and without further approval of the Company's shareholders. The Company presently has no intention to issue shares of Common Stock other than upon the payment of awards under the Benefit Plans.

Payment for Fractional Shares

     No fractional shares of Common Stock will be issued. Instead, shareholders holding a number of shares of Common Stock not evenly divisible by four and shareholders holding less than four shares of Common Stock, upon surrender of such stock certificates, will receive cash in lieu of a fractional share of Common Stock resulting from the reverse stock split. The price payable by the Company for a fractional share of Common Stock will be determined by multiplying the fraction of a share held following the Effective Time by four times the average of the last sales prices of the Common Stock as reported on the National Market tier of The Nasdaq Stock Market on the five days prior to the Effective Time.


Federal Income Tax Consequences

     The Company has been advised by its counsel that under federal income tax laws, the reverse stock split will result in no gain or loss or other form of taxable income other than for payments made for fractional shares. In addition, the tax basis for shares in the hands of a shareholder prior to the Effective Time of the reverse stock split would become the tax basis for the total number of shares to be held by such shareholder immediately after such reverse stock split, and the holding period of the shares held after the Effective Time would be deemed the same as the holding period of the shares held prior to the Effective Time of the reverse stock split. A shareholder who receives cash in lieu of fractional shares of Common Stock will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional share surrendered for cash.

Authorization

     Although authorization of the reverse stock split does not require the approval of shareholders under Connecticut law, the Company's Board of Directors has determined to submit the reverse stock split proposal to a vote of the Company's shareholders. Connecticut law permits the Board of Directors, in its discretion, to submit significant corporate matters to the vote of the shareholders.

     The approval of the reverse stock split requires the affirmative vote of the holders of the majority of the shares of Common Stock represented and voting at the Annual Meeting of Shareholders.

     The Board of Directors recommends approval of the one-for-four reverse stock split.




 APPROVAL OF CERTAIN AMENDMENTS TO THE BNH BANCSHARES, INC. 1992 STOCK
                          INCENTIVE PLAN

                            (Proposal 3)

Summary of Proposed Amendments

     At the Company's Annual Meeting of Shareholders in 1992, shareholders approved the adoption of the BNH Bancshares, Inc. 1992 Stock Incentive Plan (the "1992 Plan"). The shareholders are asked to consider and vote upon a proposal to approve certain amendments to the 1992 Plan. A summary of the principal features of the 1992 Plan, as amended, follows.

     On March 19, 1996, the Board of Directors adopted certain amendments to the Plan, subject to approval by shareholders, including an increase in the aggregate number of shares of the Company's Common Stock authorized for issuance under the 1992 Plan from 250,000 to 550,000, an increase of 300,000 shares (2% of the total shares of Common Stock outstanding on February 28, 1996). Other amendments to the 1992 Plan adopted by the Board of Directors include: (1) provisions to clarify the Salary and Benefits Committee's (the "Committee") discretion to determine the terms of awards, to accelerate the exercisability or vesting of awards and to extend the award exercise period within limitations contained in the Plan, (2) provisions to clarify the Committee's ability to make awards singly, in combination or in tandem with other awards, (3) amendments to the provisions governing payment of withholding taxes, and
(4) provisions to permit the award of transferrable non-qualified stock options under certain circumstances.

     The following table sets forth the number of shares covered by non-qualified stock options ("NSOs") granted during 1995 under the 1992 Plan to the persons listed below. The last sales price of the Company's Common Stock on February 28, 1996 on the Nasdaq National Market tier of The Nasdaq Stock Market was $_______ per share.


                                       Number of Shares Underlying
Name and Position                                 Options
_________________                      ___________________________
F. Patrick McFadden, Jr.
Executive Officer                                 62,182

John F. Trentacosta
Executive Officer                                 29,673

All Executive Officers
of the group                                     156,909

All employees as a group                           ----
(excluding Executive Officers)


Summary of the 1992 Plan, as Amended
____________________________________

     The Company adopted the 1992 Plan in 1992 in order to use awards thereunder to attract and retain key employees in the belief that employee stock ownership and stock-related compensation encourage a community of interest between employees and shareholders. The Company has had stock option plans for its key employees in the past. The 1986 Option Plan expired on March 10, 1996. Options for an aggregate of 39,043 shares of the Company's Common Stock remain outstanding and subject to exercise under the 1986 Plan. The 1992 Plan currently provides for the issuance of an aggregate of 250,000 shares of the Company's Common Stock, with 247,671 shares of Common Stock currently subject to outstanding awards of NSOs and 2,329 shares currently available for future awards under the 1992 Plan. Accordingly, because the number of shares of Common Stock available for the grant of future awards under the 1992 Plan is currently limited, the Board of Directors is seeking shareholder approval to increase the number of shares authorized for issuance under the 1992 Plan by an additional 300,000 shares of Common Stock so that incentive awards can continue to be made thereunder. The following is a summary of the 1992 Plan, as amended.

     Shares Subject to the 1992 Plan. As proposed to be amended, the 1992 Plan provides for the issuance or use for reference purposes of a maximum of 550,000 shares of the Company's Common Stock (subject to adjustment in the event of stock dividends, stock splits, mergers, recapitalizations or similar transactions). If shareholders approve the reverse stock split described in Proposal 2, adjustments will be made to the number of shares authorized for issuance under the 1992 Plan, the number of shares subject to outstanding awards and the exercise price of such awards.

     Awards under the 1992 Plan may be granted in the form of incentive stock options ("ISOs"), NSOs, stock appreciation rights ("SARs"), which may, but need not, be granted in conjunction with related stock options, dividend equivalents, stock granted with or without restrictions (awards of Common Stock with restrictions are referred to as "Restricted Stock") and awards entitling the grantee to receive shares of Common Stock, cash or a combination thereof contingent upon the attainment of certain performance criteria ("Performance Stock"), as well as other types of awards that the Committee determines to be consistent with the objectives and limitations of the 1992 Plan. Shares delivered pursuant to the 1992 Plan upon the exercise of awards may be either authorized but unissued shares of the Company's Common Stock or previously issued shares of the Company's Common Stock reacquired by the Company. Shares reserved for awards which terminate without having been exercised or vested become available for new grants.

     Duration. The term during which awards may be granted under the 1992 Plan will expire March 17, 2002.

     Administration and Eligibility. The 1992 Plan is to be administered by the Committee, which consists of not less than three directors who are not employees of the Company, its parent or its subsidiaries, including at least two non-employee directors who are members of the Executive Committee of the Company's Board (and who may not be granted awards under the 1992 Plan or any other discretionary award plan maintained by the Company or any of its affiliates). The individuals eligible to participate in the 1992 Plan will be certain employees of the Company or its subsidiaries (whether or not they are directors of the Company), who serve in executive, administrative or professional capacities who are selected for awards in the discretion of the Committee. The Committee also has the discretion, within the guidelines and limitations expressed in the 1992 Plan, to determine the amount of each award, whether options granted under the 1992 Plan will be ISOs (qualifying under the provisions of Section 422 of the Code) or NSOs, the time of the awards, the date(s) on which awards will be exercisable, and the form and terms of agreements evidencing awards granted under the 1992 Plan and the acceleration or
waiver of award conditions.   The Committee has full power and authority
to administer and interpret the 1992 Plan, and to adopt or amend rules, regulations, agreements and guidelines for the conduct of its business.

     Term of Awards. Awards granted under the 1992 Plan are exercisable during the term of the award period as determined by the Committee and specified in the agreement governing such respective award. The time within which an award must be exercised, as specified by the Committee, may not extend beyond the tenth anniversary of the date of the grant of the award. Awards under the 1992 Plan are generally non-transferable other than by will or by the laws of descent and distribution and may be exercised only by the grantee or his or her legal representative during the grantee's lifetime. As amended, the 1992 Plan would permit the Committee to grant or amend NSOs to permit their transfer, without consideration, to immediate family members, or a trust or partnership for the benefit of such persons to the extent such transferability is in accordance with the transfer restrictions, if any, applicable to a grantee who is subject to Section 16 under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. As amended, the 1992 Plan would not permit the transfer of awards pursuant to the terms of a qualified domestic relations order. All unexercised options and SARs terminate on the date a grantee's employment terminates, provided that such awards may be exercised during certain periods, to be specified by the Committee subject to certain stated limitations, following termination of employment by reason of death, disability or retirement.

     Exercise Price and Payment. The exercise price of each option granted under the 1992 Plan will be established by the Committee and set forth in the agreement governing the option and shall not be less than the fair market value of the Company's Common Stock on the date of grant of such option. In general, grants of Restricted Stock, Performance Stock and dividend equivalents will require little or no payment upon issuance.

     The exercise of an option must be accompanied by payment in full of the purchase price in cash, by check or by delivery of shares of the Company's Common Stock previously acquired by the grantee equal in value to the option price, or by a combination of cash and stock. In addition, the Committee may authorize, in accordance with rules and regulations adopted by it, payment of the option price by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver to the Company that portion of sales or loan proceeds required to pay the option price in full. Participants under the 1992 Plan may pay withholding taxes by means of contributing cash or shares of the Company's Common Stock previously acquired or by deducting shares of Common Stock from the amount to be received upon the exercise or vesting of an award in accordance with procedures adopted by the Committee. The aggregate number and kind of shares which are reserved for issuance under the 1992 Plan and which are subject to awards under the 1992 Plan and the purchase price per share of shares subject to awards will be appropriately adjusted by the Committee in the event of stock dividends, stock splits, mergers, recapitalizations or similar transactions that affect the Company's Common Stock.

     Award and Exercise of SARs. SARs may be granted by the Committee independently of or in conjunction with stock options granted concurrently or previously under the 1992 Plan. SARs entitle the grantee to receive in cash or in shares of Common Stock (or in a combination of cash and stock) from the Company at exercise the difference between the fair market value of a specified number of shares of the Company's Common Stock on the date of exercise and the fair market value per share specified in the agreement granting the SARs. SARs shall be exercisable at such time and only to the extent provided in an SAR agreement or related option. Upon exercise of an SAR, the number of shares subject to exercise under a related option shall be reduced automatically by the number of shares surrendered.

     Amendment and Termination. The Board of Directors may amend, suspend or terminate the 1992 Plan at any time prior to its specified date of termination. Any amendment (1) effecting an increase in the aggregate number of shares which may be issued under the 1992 Plan (other than an increase merely reflecting a stock dividend, a recapitalization or other such change), (2) extending the term of the 1992 Plan or the maximum option periods provided thereunder, (3) decreasing the minimum option price under the 1992 Plan, or otherwise materially increasing the benefits accruing to grantees through awards under the 1992 Plan,
(4) abolishing the Committee, changing the qualification of its members or withdrawing the 1992 Plan from its supervision, or (5) modifying the eligibility requirements for participation in the 1992 Plan, must be approved by the shareholders of the Company.

Federal Income Tax Consequences

     NSOs and SARs. Under current law, there will generally be no Federal income tax consequences to either the employee or the Company on the grant of NSOs or SARs. Upon exercise of NSOs or SARs, the difference between the fair market value of the Company's Common Stock at the date of exercise and the exercise price is taxed at ordinary income rates, and is subject to withholding tax by the Company. The exercise of NSOs or SARs will result in a tax deduction to the Company, measured by such difference. However, grantees who are subject to the six-month restrictions on resale of Common Stock under Federal securities laws will, unless they elect otherwise, generally not recognize ordinary income until such restrictions lapse. The fair market value of the Company's Common Stock at the date of exercise becomes the tax basis in the hands of the grantee of shares acquired upon such exercise.

     ISOs. Under the Internal Revenue Code, there are generally no Federal income tax consequences to the employee or the Company upon the grant or exercise of an ISO, except that the difference between the option price and the fair market value of the Common Stock at the exercise of the option will be an item of adjustment for purposes of the alternative minimum tax. If the employee does not dispose of the stock within two years from the grant date of the ISO, and holds the stock after exercise for at least one year, the employee will be taxed at long-term capital gain rates upon the sale of the stock and the Company will not be entitled to a tax deduction in connection with the exercise of the ISO. If the employee does not meet these holding period requirements, the employee's gain upon disposing of the stock will usually be taxed as ordinary income to the extent of the excess of the fair market value of the shares on the date of exercise over the option price. The balance of the amount received, if any, will be short-term or long-term capital gain depending on how long the shares were held by the employee. The Company will be allowed a tax deduction in the amount of the grantee's ordinary income as a result of the disposition.

     Restricted Stock, Performance Stock and Dividend Equivalents. If Common Stock is transferred to an employee under the 1992 Plan, the employee must include in gross income the excess of the then fair market value of the stock over the amount, if any, paid for it in the first taxable year in which such employee's beneficial interest in such Common Stock is either transferable or not subject to a substantial risk of forfeiture, unless the employee elects to be taxed upon the grant of such an award. Generally, the employer is entitled to a deduction at the time of and equal to the amount of the inclusion in the employee's gross income. Dividends paid on Restricted Stock are treated as compensation deductible by the employer and includable in the income of the employee when paid, unless the employee elects to be taxed upon the grant of such an award. Performance Stock granted under the 1992 Plan, receipt of which is contingent on the attainment of performance goals established by the Committee, is generally taxed to the employee upon attainment of the goals at the end of such performance period. The employer is entitled to a deduction for the payment of Performance Stock awards, whether paid in stock, cash or in combination thereof, in an amount equal to the amount included in the employee's gross income. Dividend equivalents are taxed to the employee and are deductible by the employer when paid.

     Approval of amendments to the 1992 Plan requires the affirmative vote of the holders of at least a majority of the Common Stock of the Company represented at the April 23, 1996 Annual Meeting.

     The Board of Directors recommends that shareholders vote FOR approval of amendments to the 1992 Plan.


        RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                           (Proposal 4)

     The Company's Board of Directors is submitting for shareholder approval its proposal to engage Coopers & Lybrand L.L.P., independent accountants, as auditors of the Company for the fiscal year ending December 31, 1996. On October 19, 1995, the Audit Committee of the Board of Directors of the Company recommended and the Board of Directors of the Company approved the dismissal of Price Waterhouse LLP, effective October 19, 1995, as the independent accountants engaged to perform the audit examination of the Company's financial statements for the year ending December 31, 1995. On October 19, 1995, the Company notified Price Waterhouse LLP of the Board of Directors' decision to replace Price Waterhouse LLP as independent accountants of the Company. Price Waterhouse LLP acted as the auditors of the Company from the fiscal year ending December 31, 1987 through the third quarter of 1995.

     The reports of Price Waterhouse LLP on the financial statements of the Company for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that their report on the Company's financial statements for the year ended December 31, 1993 included an explanatory paragraph regarding the uncertainty that the Company could continue as a going concern.

     During the Company's two most recent fiscal years and the subsequent interim period ending October 19, 1995, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused Price Waterhouse LLP to make reference thereto in their report on the financial statements for such years.

     On October 19, 1995, the Audit Committee of the Board of Directors recommended and the Company's Board of Directors approved the engagement of Coopers & Lybrand L.L.P., effective October 19, 1995, to perform the audit examination of the Company's financial statements for the year ending December 31, 1995. During the Company's two most recent fiscal years and through October 19, 1995, the Company has not consulted with Coopers & Lybrand L.L.P. on items which (1) were or should have been subject to SAS 50 or (2) concerned with subject matter of a disagreement or reportable event with the former auditor.

     The Company has furnished Price Waterhouse LLP and Coopers & Lybrand L.L.P. with copies of the above statements and requested that they inform the Company if any of the statements is incorrect or incomplete. Neither Coopers & Lybrand L.L.P. nor Price Waterhouse LLP has indicated that any of the above statements is incorrect or incomplete.

     Representatives from Coopers & Lybrand L.L.P. will be present at the Annual Meeting. They will be afforded an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

     Audit services performed by Coopers & Lybrand L.L.P. during the past fiscal year include audits of the financial statements of the Company, services related to filings with the SEC and federal and state taxation authorities and consultations on matters related to accounting and financial reporting.

     The Board of Directors recommends that shareholders vote FOR the appointment of Coopers & Lybrand L.L.P. as described above.


                           OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other matters which may come before the Annual Meeting. If any matters other than those referred to in this Proxy Statement should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote each proxy with respect to such matters in accordance with their best judgment.


       SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN 1997
                           PROXY MATERIAL

     Any shareholder who intends to present a proposal at the Company's 1997 Annual Meeting of Shareholders is advised that, in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be received by the Company at its principal executive office on or before November 27, 1996, directed to the Secretary of the Company.

     Any such shareholder would need to meet the requirements specified in Rule 14a-8 under the Securities Exchange Act of 1934.

     The Board of Directors would like you to attend the meeting in person. However, whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed postage prepaid envelope as soon as possible. If you attend the meeting, you may vote in person if you desire.


                            By Order of the Board of Directors

                            [insert signature]

                            Evelyn R. Miller,
                            Secretary


New Haven, Connecticut
March 22, 1996

                             APPENDIX

             (Pursuant to Rule 304 of Regulation S-T)

1. Page 12 contains a description in tabular form of a graph entitled "Performance Graph" which represents the comparison of the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market Index and the NASDAQ Bank Stocks Index for the period of five years commencing December 31, 1990 and ending December 29, 1995, which graph is contained in the paper format of this Proxy Statement being sent to Shareholders.

                                                      PRELIMINARY COPIES


                           BNH BANCSHARES, INC.


             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         FOR THE ANNUAL MEETING OF
                          SHAREHOLDERS TO BE HELD
                              APRIL 23, 1996


     The undersigned hereby appoints THEODORE F. HOGAN, JR., CARL M. PORTO and CHEEVER TYLER, and each of them, with power of substitution, proxies and agents of the undersigned to vote at the Annual Meeting of Shareholders of BNH Bancshares, Inc. (the "Company"), to be held at The New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511 on Tuesday, April 23, 1996, at 10:00 a.m. and at any adjournment thereof, all shares of common stock of the Company which the undersigned would be entitled to vote if personally present for the following matters.

The Board of Directors unanimously recommends a vote for the following:

1.   ELECTION OF DIRECTORS

     FOR: Check box to vote              WITHHOLD AUTHORITY:
     in favor of all nominees            Check box to vote
     listed below (except as             against all nominees
     marked to the contrary              listed below  [ ]
     below)  [ ]

Stephen P. Ahern, Martin R. Anastasio, Edward M. Crowley, James J. Cullen, George M. Dermer, Thomas M. Donegan, Victor B. Hallberg, Theodore F. Hogan, Jr., Karl J. Jalbert, Jean G. Lamont, Lawrence M. Liebman, F. Patrick McFadden, Jr., Carl M. Porto, Vincent A. Romei, Stanley Scholsohn and Cheever Tyler

(INSTRUCTION: To withhold authority and to vote against any individual nominee while approving the other nominee(s) listed above, write the name of such nominee being voted against in one of the spaces provided below.)


_______________   _______________   _______________   _____________
_______________   _______________   _______________   _____________
_______________   _______________   _______________   _____________
_______________   _______________   _______________   _____________



2. TO APPROVE A ONE-FOR-FOUR REVERSE STOCK SPLIT OF THE COMPANY'S ISSUED COMMON STOCK.

       [ ]  FOR                [ ]  AGAINST           [ ]  ABSTAIN


3. TO APPROVE CERTAIN AMENDMENTS TO THE BNH BANCSHARES, INC. 1992 STOCK INCENTIVE PLAN.

       [ ]  FOR                [ ]  AGAINST           [ ]  ABSTAIN



4. TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. as the independent accountants to audit the consolidated financial statements of the Company for the calendar year 1996.

       [ ]  FOR                [ ]  AGAINST           [ ]  ABSTAIN


5. To transact such other business as may properly come before the meeting or an adjournment thereof.



                     PLEASE SIGN ON THE REVERSE SIDE

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE RELATED PROXY STATEMENT.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.


                                        _______________________________
                                        Signature


                                        _______________________________
                                        Signature if held jointly


                                        Dated: __________________, 1996
                                        Please mark, sign, date and
                                        return the proxy card promptly
                                        using the enclosed envelope.

                                    APPENDIX


                                   BNH BANCSHARES, INC.
                               1992 STOCK INCENTIVE PLAN,
                            AMENDED EFFECTIVE MARCH 19, 1996

1.   Purposes.

     The purposes of the BNH Bancshares, Inc. 1992 Stock Incentive Plan (the "Plan") is to promote the interests of BNH Bancshares, Inc. (the "Corporation") and its shareholders by attracting, retaining and stimulating the performance of selected employees, giving such employees the opportunity to acquire a proprietary interest in the Corporation's business and an increased personal interest in its continued success and progress.

2.   Definitions.

     Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.

     "Board of Directors" or "Board" means the Board of Directors of the Corporation.

     "Code" means the Internal Revenue Code of 1986, as amended, now in effect or as amended from time to time and any successor provisions thereto.

     "Committee" means the Salary and Benefits Committee of three or more members appointed by the Board of Directors and selected from those directors who are not employees of the Corporation, its parent or a subsidiary, as defined in Section 424(e) and (f) of the Code, which shall include at least two non-employee directors serving on the Executive Committee of the Board of Directors. Members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 under the 1934 Act, or any law, regulation or other provision that may hereafter replace such Rule. Such members shall not be eligible to receive stock, options or stock appreciation rights under the Plan. The Board may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

     "Common Stock" means the common stock of BNH Bancshares, Inc.

     "Disability", as applied to a Grantee, shall have the meaning set forth in Section 22(e)(3) of the Code.

     "Fair Market Value" of a share of Common Stock on any particular date is the last sales price of a share of Common Stock on the Nasdaq National Market System as reported for that date by Nasdaq or the mean between the bid and asked quotations for the Common Stock on that date as reported by Nasdaq; provided that (i) if no such sales or quotations are reported by Nasdaq for such date, or (ii) if in the opinion of the Committee sales of Common Stock on such date were insufficient to constitute a representative market, the Fair Market Value of a share of Common Stock on such date shall be the last sales price or the mean between the bid and asked quotations as reported by Nasdaq for the first preceding date to which clause (ii) does not apply.

     "Grant Date", as used with respect to a particular award, means the date on which such award is granted by the Committee pursuant to the Plan.

     "Grantee" means the individual to whom an award is granted pursuant to the Plan.

     "Immediate Family Members" of a Grantee means the Grantee's children, grandchildren and spouse.

     An "option" means an option granted pursuant to the Plan to purchase shares of Common Stock and which shall be designated as either an "incentive stock option" or a "non-qualified stock option."

     "Performance Stock" means an award entitling the Grantee to payment of shares of Common Stock or cash or a combination thereof contingent upon the attainment of performance objectives determined in the discretion of the Committee.

     "Plan" means the BNH Bancshares, Inc. 1992 Stock Incentive Plan as set forth herein and as amended from time to time.

     "Restricted Stock" means an award of Common Stock with such restrictions placed thereon as the Committee in its discretion deems appropriate.

     "Retirement", as applied to an employee, shall mean when the employee's employment with the Corporation or any present or future parent or subsidiary of the Corporation, as defined in Section 424 of the Code, terminates following such employee's attaining sixty-five (65) years of age.

     "The 1934 Act" means the Securities Exchange Act of 1934, as amended, now in effect or as amended from time to time and any successor provisions thereto.

3.   Administration.

     (a) The Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority (within the limitations described herein) to select the employees to be granted awards under the Plan, to determine the type, size and terms of awards to be made to each employee selected (which need not be identical for each employee), to determine the time when awards will be granted to employees, to establish objectives and conditions, if any, for earning such awards, and the waiver or acceleration thereof, to determine whether such awards will be paid after the end of an award period, to accelerate the exercisability or vesting of all or any portion of any award or to extend the period during which an award is exercisable, based in each case on such considerations as the Committee shall determine, and to determine all other matters to be determined in connection with an award. The Committee shall have full power and authority to administer and interpret the Plan and to adopt, amend and waive such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any Grantees and any other employee of the Corporation or any of its subsidiaries.

     (b) Options, stock appreciation rights, dividend equivalents, Restricted Stock and Performance Stock shall be evidenced by written agreements which shall contain such terms and conditions consistent with the Plan as may be determined by the Committee. Each agreement shall be signed on behalf of the Corporation by the Chief Executive Officer or other duly authorized officer of the Corporation.

     (c) All decisions made by the Board of Directors pursuant to the provisions of the Plan shall be final and conclusive.

4.   Eligibility and Participation.

     The participants in the Plan shall consist of selected employees of the Corporation and its present or future parent or subsidiaries, as defined in Section 424 of the Code (whether or not directors of the Corporation), who serve in executive, administrative or professional capacities, as may from time to time be so designated by the Committee.


5.   Effective Date of the Plan and Term of Option Period.

     The Plan shall become effective upon its adoption by the Board of Directors, provided, that no option or award granted pursuant to the Plan shall be exercised or will vest prior to the approval of the Plan by the Corporation's shareholders within twelve (12) months of its adoption by the Board. The term during which awards may be granted under the Plan shall expire on the tenth anniversary of the adoption of the Plan by the Board of Directors. Subject to the provisions of Article 16 hereof, the period during which an award under the Plan may be exercised shall be the period, expiring not later than the tenth anniversary of the Grant Date of the award, as may be determined by the Committee.

6.   Awards.

     (a) Types. Awards under the Plan shall be made with reference to shares of Common Stock and may include, but need not be limited to, shares of stock, which may be granted with or without restrictions in the discretion of the Committee, options, stock appreciation rights, dividend equivalents and Performance Stock. The Committee may make any other type of award which it shall determine is consistent with the objectives and limitations of the Plan. Awards under the Plan may be made singly, in combination or in tandem with other awards.

     (b) Performance Goals. The Committee may, but need not, establish performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of the Corporation and/or its subsidiaries as it may select.

     (c) Guidelines. From time to time, the Committee may adopt written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and terms of awards to be made to employees and the conditions for payment of such awards. The Committee may determine the amount and form of consideration, if any, payable on the issuance or exercise of awards of stock, whether granted with or without restrictions, and awards of Performance Stock. However, Common Stock to be issued for such awards shall be issued either at no cost, provided the consideration received for such shares is, in the opinion of counsel to the Corporation, adequate under the laws of the Corporation's state of incorporation, or a price not to exceed the par value of such shares. Grantees of awards of stock, whether granted with or without restrictions, and awards of Performance Stock must accept such awards by execution of a written agreement with the Corporation in such form as the Committee determines not more than sixty (60) days following the award date or else such rights shall expire.

     (d) Maximum Awards. A Grantee may be granted multiple awards under the Plan. However, no one Grantee shall be granted an award if immediately after such grant, were it made, he would be the owner or would be deemed in accordance with Section 424 of the Code to be the owner of more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any of its subsidiaries.

7.   Shares Subject to the Plan.

     The shares of Common Stock that may be delivered or purchased or used for reference purposes under the Plan shall be shares of the Corporation's authorized Common Stock and may be unissued shares or reacquired shares, as the Board of Directors may from time to time determine. Subject to adjustment as provided in Article 17 hereof, the aggregate number of shares to be delivered under the Plan shall not exceed 550,000 shares. If any shares are subject to an award which for any reason expires or terminates during the term of the Plan prior to the issuance of such shares or other payment of such awards, the shares subject to but not delivered under such award shall be available for issuance under the Plan. In the case of an award of Restricted Stock any part of which is forfeited prior to full vesting, such shares as are forfeited prior to vesting shall be available for issuance under the Plan. The shares referenced in an exercised stock appreciation right, shares in lieu of which an optionee elects to receive cash, or shares under a related option which is surrendered upon the exercise of a stock appreciation right shall all be charged against the aggregate number of shares available for issuance under the Plan.

8.   Option Requirements.

     (a) An Option shall not be exercisable after the expiration of the option period set forth in the instrument evidencing such option.

     (b) The Committee may provide, in the instrument evidencing an Option, for the lapse of the Option, prior to the expiration of the option period, upon the occurrence of any event specified by the Committee.

     (c) The price at which shares may be purchased upon exercise of a particular option shall be determined by the Committee but such price will neither be less than the Fair Market Value per share of Common Stock on the Grant Date nor less than the par value per share of Common Stock on the date of exercise.

9.   Incentive Stock Options.

     (a) An option designated by the Committee as an "incentive stock option" is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

     (b) The option price per share of Common Stock under an incentive stock option shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date, provided, however, that the option price per share of Common Stock on the date of exercise shall not be less than the par value per share of Common Stock on the date of exercise.

     (c) The aggregate Fair Market Value determined on the Grant Date of the shares of Common Stock with respect to which incentive stock options are granted under the Plan and any other plan of the Corporation or its parent or subsidiaries which are exercisable for the first time by any Grantee during any calendar year shall not exceed $100,000.

     (d) Should Section 422 of the Code be modified during the term of this Plan, such modification may be included in the Plan, if so approved by the Board of Directors, upon recommendation by the Committee.

10.  Stock Appreciation Rights.

     The Committee may also grant stock appreciation rights to selected employees. Stock appreciation rights granted in conjunction with options under the Plan may be granted either at the time of grant of such options pursuant to the Plan or by subsequent action prior to the exercise, termination or expiration of such options. Such stock appreciation rights shall be subject to the same terms and conditions as the related options and may be exercised only at a time when the Fair Market Value of a share of Common Stock exceeds the option price for such shares, the options are otherwise exercisable, and if, at the time of such exercise, the Grantee surrenders the privilege of exercising the related options to the extent that the Grantee exercises a stock appreciation right. In the event of a grant of stock appreciation right without a related option, the Common Stock price referenced in such grant shall not be less than the Fair Market Value per share of Common Stock on the Grant Date.

     Upon exercise of a stock appreciation right and surrender of the related option (or any portion of such option), if any, the Grantee shall be entitled to receive, subject to the provisions of the Plan and such rules and regulations as may be established by the Committee, a payment equal to the product of (A) the excess of (i) the Fair Market Value of one share of Common Stock at the time of such surrender over (ii) the price per share specified in such related option or stock appreciation rights agreement, times (B) the number of such shares called for by the related option, or portion thereof, which is so surrendered or specified in such stock appreciation rights agreement. Such payment shall be made as determined by the Committee, in its sole discretion, either in
(i) cash, or (ii) shares of Common Stock valued at Fair Market Value as of the date of exercise, or (iii) partly in cash and partly in shares of Common Stock. Neither a stock appreciation right held by a Grantee who is an officer or director of the Corporation, the exercise of which would result in a cash payment, nor any related option shall be exercisable during the first six months of the option period (or during the first six months from the Grant Date of the stock appreciation right if granted subsequently to the related option). If, upon settlement of a stock appreciation right, a Grantee is to receive payment or a portion thereof in shares of Common Stock, the number of shares shall be determined by dividing such payment or portion by the Fair Market Value of a share of Common Stock on the date of exercise. However, if the Committee, in its discretion, decides to permit a Grantee who is an officer or director of the Corporation to elect to receive cash in full or partial settlement of the exercise of a stock appreciation right, then such election shall be made during the period beginning on the third business day following the date of release for publication of quarterly and annual summary statements of sales and earnings of the Corporation and ending on the twelfth business day following such date, unless a different period is specified in Rule 16b-3 under the 1934 Act, as in effect at the time of such exercise, or any law, rule, regulation or other provision that may hereafter replace such Rule (the "Window Period").

     The Committee shall also determine whether, and if so to what extent, the exercise of an option shall be required as a condition to the exercise of a related stock appreciation right. No stock appreciation right can be exercised by a Grantee who is an officer or director of the Corporation unless the Corporation has been subject to the reporting requirements of Section 13 of the 1934 Act for at least one year prior to the date of said exercise and has filed all reports and statements required to be filed pursuant to that section during that period.

11.  Dividend Equivalents.

     The Committee may also grant dividend equivalents to employees granted related awards under the Plan pursuant to rules and regulations adopted by the Committee. The Committee may require or permit the immediate payment or the waiver, deferral or investment of (1) dividends paid on awards under the Plan, and (2) amounts equal to dividends which would have been paid if shares subject to an award had been outstanding on the dividend record date. No payment, credits or accruals shall be made on shares subject to an award which are not yet issued and outstanding on account of the payment of a stock dividend or other distribution in kind on the Common Stock.

12.   Exercise of Options and Stock Appreciation Rights.

     (a) Each option and stock appreciation right granted shall be exercisable in whole or in part at any time, or from time to time, during the option period as the Committee may determine and specify in the agreement pursuant to which such option or stock appreciation right is granted, provided that the election to exercise an option or stock appreciation right shall be made in accordance with applicable Federal laws and regulations.

     (b) No option may at any time be exercised with respect to a fractional share or exercised in part with respect to fewer than twenty-five shares. In the event that shares are issued pursuant to the exercise of an option or a stock appreciation right, no fractional shares shall be issued and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

     (c) No shares shall be delivered pursuant to the exercise of any option or stock appreciation right, in whole or in part, until qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price is received by the Corporation in cash, by check, in stock as provided in Article 13 hereof or, if authorized by the Committee's regulations and accomplished in accordance therewith, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation the portion of sale or loan proceeds sufficient to pay the option price. Neither the holder of an option or stock appreciation right nor such holder's legal representative, legatee, or distributee shall be or be deemed to be a holder of any shares subject to such option or stock appreciation right unless and until a certificate or certificates therefor is issued in his or her name or a person designated by him or her.

13.  Stock as Form of Exercise Payment.

     A Grantee who owns shares of Common Stock may elect to use the previously acquired shares, valued at the Fair Market Value on the last business day preceding the date of delivery of such shares, to pay all or part of the exercise price of an award, provided, however, that such form of payment shall not be permitted unless at least one hundred shares of such previously acquired shares are required and delivered for such purpose and the shares delivered have been held by the Grantee for at least six months.

14.  Withholding Taxes for Awards.

     Each Grantee receiving or exercising an award as a condition to such receipt or exercise shall pay to the Corporation the amount, if any, required to be withheld from distributions resulting from such receipt or exercise under applicable Federal and State income tax laws ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date income from the award is includable in the Grantee's gross income for Federal income tax purposes (the "Tax Date"). The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock, including, without limitation, the establishment of such procedures as may be necessary to comply with Rule 16b-3 under the 1934 Act.

15.  Transfer of Awards.

     Awards granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the Grantee's lifetime, may be exercised only by said Grantee or by said Grantee's guardian or legal representative, except that the Committee may grant non-qualified stock options that are transferable, or amend outstanding non-qualified stock options to make them so transferable, without payment of consideration, to Immediate Family Members of the Grantee or to trusts or partnerships for such family members, which in the case of Grantees who are subject to Section 16 of the 1934 Act shall be transferable in accordance with such transferability restrictions, if any, as may be imposed by Rule 16b-3 under the 1934 Act, as hereafter amended, if Rule 16b-3 under the 1934 Act is amended to permit restricted or unrestricted transfers of derivative securities granted under plans intended to qualify for the exemption provided by such rule, provided that any such transferred non-qualified stock option shall continue to be subject to the same terms and conditions that are applicable to such option prior to its transfer (except that such transferred option shall not be further transferrable by the transferee inter vivos).


16.  Death, Disability, Retirement and Termination of Employment.

     (a) An option, incentive or non-qualified, which has not theretofore expired, shall terminate at the time of the death of the Grantee or of the termination for any reason of the Grantee's employment with the Corporation, its parent or subsidiaries, and no shares may thereafter be delivered pursuant to such option, except that, subject to the condition that no option may be exercised in whole or in part after the date determined by the Committee, which date cannot be later than the tenth anniversary of the Grant Date:

          (i) Upon the termination of the employment of any such Grantee due to Disability or Retirement, the Grantee may, within a period of up to three years after the date of such termination, as determined by the Committee, purchase some or all of the shares covered by the Grantee's non-qualified stock options which were exercisable immediately prior to such termination; and

         (ii) Upon the termination of the employment of any such Grantee due to Disability or Retirement, the Grantee may, within three months after the date of such termination, twelve months in the case of Disability, purchase some or all of the shares covered by an incentive stock option which was exercisable under the Plan immediately prior to such termination; an incentive stock option not exercised within three months (twelve months in the case of Disability) after the date of termination due to Disability or Retirement may be exercised within three years after the date of such termination but no longer will be eligible for the treatment afforded incentive stock options under Section 421 of the Code; and

        (iii) Upon the death of any such Grantee while in active service or of any such disabled or retired Grantee within the above-referenced periods, the person or persons to whom the rights under the option are transferred by will or the laws of descent and distribution may, within twelve months after the date of the Grantee's death, exercise some or all of the Grantee's options which were exercisable on the date of death by the Grantee.

     Leaves of absence for such periods and purposes conforming to the personnel policy of the Corporation as may be approved by the Committee shall not be deemed terminations or interruptions of employment.

     (b) In the event that a Grantee to whom a stock appreciation right has been granted ceases employment with the Corporation, its parent and subsidiaries for any reason, including death, Disability or Retirement, such stock appreciation right shall be exercisable only to the extent and upon the conditions that its related option, if any, is exercisable under subparagraph (a) of this Article, or as provided in a stock appreciation rights agreement, if such right is granted without a related option.

     (c) The Committee may adopt rules and regulations, whether or not inconsistent with this Article, but not inconsistent with the provisions of Section 422 of the Code, setting forth the terms and conditions of awards relating to the Grantee's rights in the event of termination of employment.

17.  Changes in Common Stock.

     In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in corporate structure or capitalization affecting the Common Stock, such appropriate adjustment shall be made in the number, kind, option price, etc., of shares subject to options, rights and other awards granted under the Plan, including appropriate adjustment in the maximum number of shares referred to in Article 7 of the Plan, as may be determined by the Committee.

18.  No Right to Employment.

     Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Corporation nor shall anything in the Plan affect the right of the Corporation to terminate the employment of any employee, with or without cause.

19.  Legal Restrictions.

     The Corporation will not be obligated to issue shares of Common Stock or make any payment if counsel to the Corporation determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Corporation and any national securities exchange upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation regarding such matters as the Corporation may deem desirable to assure compliance with all legal requirements. The Corporation shall in no event be obliged to take any action in order to cause the exercise of any award under the Plan.

20.  No Rights as Shareholders.

     No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any award until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of awards under the Plan shall not affect: the right or power of the Corporation or its stockholders to make adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure; the dissolution or liquidation of the Corporation, or the sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

21.  Choice of Law.

     The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Connecticut.

22.  Amendment and Discontinuance.

     The Board of Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of the holders of the Common Stock, make any alteration or amendment thereof which operates
(a) to increase the total number of shares which may be granted under the Plan, (b) to extend the term of the Plan or the maximum option periods provided in the Plan, (c) to decrease the minimum option price provided in the Plan, or otherwise materially increase the benefits accruing to Grantees through awards under the Plan, or (d) to modify the eligibility requirements for participation in the Plan.


     Adopted by the Board of Directors at its meeting of March 17, 1992, subject to approval of the Corporation's shareholders and amended by the Board of Directors at its meeting of March 19, 1996, subject to approval of the Corporation's shareholders.




                                 Attest: ____________________________
                                         Secretary